UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      November 25, 1996
                                                -------------------------------


Commission File Number:    000-17962


                         Applebee's International, Inc.
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             (Exact name of registrant as specified in its charter)

           Delaware                                   43-1461763
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(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
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              (Address of principal executive offices and zip code)

                                 (913) 967-4000
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              (Registrant's telephone number, including area code)



                                      None
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          (Former name or former address, if changed since last report)

Item 5.           Other Events

     1.           Declaration of Dividend on Common Stock

          Applebee's International, Inc. (the "Company") issued a press release announcing the declaration of the Company's annual dividend on its common stock of seven cents per common share. The record and payment date are set forth in the press release attached as Exhibit A hereto and incorporated herein by reference.

Item 7.           Exhibits

    (c)           Exhibits

    Exhibit                         Description

       A                            Press release of the Company dated
                                    November 25, 1996

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             APPLEBEE'S INTERNATIONAL, INC.
                                             (Registrant)


Date:    November 25, 1996                   By:   /s/  George D. Shadid
         ------------------------------            ---------------------
                                                   George D. Shadid
                                                   Executive Vice President and
                                                   Chief Financial Officer

                 [Letterhead of Applebee's International, Inc.]

November 25, 1996
FOR IMMEDIATE RELEASE


                                    Contact:
         Bill Lackey, Director of Investor Relations (913) 967-8196


                  APPLEBEE'S DECLARES INCREASED ANNUAL DIVIDEND


OVERLAND PARK, KAN., Nov. 25--Applebee's International, Inc., (NASDAQ:APPB) today declared an annual dividend of 7 cents per share. The dividend is payable January 13, 1997 to shareholders of record as of December 6, 1996. This is the company's seventh consecutive dividend and represents an increase over last year's dividend of 6 cents.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates casual dining restaurants in 45 states, Canada, the Netherlands, Germany and the Caribbean, under the trademarks of Applebee's Neighborhood Grill and Bar and Rio Bravo Cantina.